Exhibit 10.9

First Security Group, Inc. and

FSGBANK, National Bank

Salary Continuation Agreement

First Security Group, Inc. and

FSGBANK, National Association

SALARY CONTINUATION AGREEMENT

THIS SALARY CONTINUATION AGREEMENT (the “Agreement”) is adopted as of this 21st day of December, 2005, by and between First Security Group, Inc., a Tennessee corporation (the “Corporation”), FSGBank, National Association, a national bank located in Chattanooga, Tennessee (the “Company”), and Rodger B. Holley (the “Executive”).

The purpose of this Agreement is to provide specified benefits to the Executive, a member of a select group of management or highly compensated employees who contribute materially to the continued growth, development and future business success of the Corporation and the Company. This Agreement shall be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”), as amended from time to time. The Company will pay the benefits from its general assets.

Article 1

Definitions

Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

1.1	“Accrual Balance” means the liability that should be accrued by the Company, under Generally Accepted Accounting Principles (“GAAP”), for the Company’s obligation to the Executive under this Agreement, by applying Accounting Principles Board Opinion Number 12 (“APB 12”) as amended by Statement of Financial Accounting Standards Number 106 (“FAS 106”) and the Discount Rate. Any one of a variety of amortization methods may be used to determine the Accrual Balance. However, once chosen, the method must be consistently applied. The Accrual Balance shall be reported by the Company to the Executive on Schedule A.

1.2	“Beneficiary” means each designated person, or the estate of the deceased Executive, entitled to benefits, if any, upon the death of the Executive determined pursuant to Article 4.

1.3	“Beneficiary Designation Form” means the form established from time to time by the Plan Administrator that the Executive completes, signs and returns to the Plan Administrator to designate one or more Beneficiaries.

1.4	“Board” means the Board of Directors of the Company.

1.5	“Cause” has the same meaning as the same or any similar term provided in the Employment Agreement.

First Security Group, Inc. and

FSGBANK, National Association

Salary Continuation Agreement

1.6	“Change of Control” has the same meaning as the same or any similar term provided in the Employment Agreement.

1.7	“Code” means the Internal Revenue Code of 1986, as amended, and all regulations and rulings promulgated thereunder.

1.8	“Disability” has the same meaning as the same or any similar term provided in the Employment Agreement.

1.9	“Discount Rate” means the rate used by the Plan Administrator for determining the Accrual Balance. The initial Discount Rate is seven percent (7%). However, the Plan Administrator, in its sole discretion, may adjust the Discount Rate to maintain the rate within reasonable standards according to GAAP.

1.10	“Effective Date” means June 1, 2005.

1.11	“Employment Agreement” means, as of any relevant date, the agreement then in effect or, if no such agreement is then in effect, the agreement most recently in effect between the Executive and the Corporation or Company, or both, generally describing the rights, duties and obligations among the parties concerning the employment relationship between or among such parties.

1.12	“Final Pay” means the current base annual salary of the Executive at Termination of Employment.

1.13	“Good Reason” has the same meaning as the same or any similar term provided in the Employment Agreement.

1.14	“Normal Retirement Age” means the Executive’s sixty-fifth (65th) birthday.

1.15	“Normal Retirement Date” means the later of the Normal Retirement Age or Termination of Employment.

1.16	“Plan Administrator” means the plan administrator described in Article 8.

1.17	“Plan Year” means each calendar year commencing on the Effective Date.

1.18	“Projected Benefit” means eighty percent (80%) of Projected Final Pay.

1.19	“Projected Final Pay” means Final Pay increased by four percent (4%) annually until Normal Retirement Age.

1.20	“Termination of Employment” means the Executive’s separation from service, within the meaning of Section 409A(a)(2)(A)(i) of the Code.

First Security Group, Inc. and

FSGBANK, National Association

Salary Continuation Agreement

Article 2

Benefits During Lifetime

2.1	Normal Retirement Benefit. Upon Termination of Employment on or after Normal Retirement Age for reasons other than death, the Company shall pay to the Executive the benefit described in this Section 2.1 in lieu of any other benefit under this Article.

2.1.1	Amount of Benefit. The annual retirement benefit under this Section 2.1 is sixty percent (60%) of the greater of: (a) Final Pay; or (b) the average annual base salary of the Executive for the last three Plan Years immediately preceding the Plan Year in which the Executive attains Normal Retirement Age. As of each of the first five successive anniversaries of the Effective Date, the annual retirement benefit percentage shall be increased by four (4) percentage points so that effective June 1, 2010 and thereafter, the annual retirement benefit percentage shall be eighty percent (80%).

2.1.2	Payment of Benefit. The Company shall pay the annual retirement benefit described in this Section 2.1 to the Executive in twelve (12) equal monthly installments commencing on the first day of the month following the Executive’s Normal Retirement Date. The benefit shall be paid to the Executive for fifteen (15) years.

2.2	Resignation Benefit. Upon a Termination of Employment prior to Normal Retirement Age due to a voluntary resignation by the Executive without a Good Reason, the Company shall pay to the Executive the benefit described in this Section 2.2 in lieu of any other benefit under this Article.

2.2.1	Amount of Benefit. The annual retirement benefit under this Section 2.2 is the applicable vested percentage of the Accrual Balance determined as of the effective date of the voluntary Termination of Employment by the Executive and is set forth as the Deferred Vested Benefit on Schedule A. For purposes of this Section 2.2, the applicable vested percentage depends upon the Plan Year in which the voluntary Termination of Employment occurs, as determined in accordance with the following table:

Applicable Vested Percentage	Plan Year
0%	2005
20%	2006
40%	2007
60%	2009
80%	2008
100%	2010 or any later year

First Security Group, Inc. and

FSGBANK, National Association

Salary Continuation Agreement

2.2.2	Payment of Benefit. The Company shall pay the annual retirement benefit described in this Section 2.2 to the Executive in twelve (12) equal monthly installments commencing on the first day of the month following the Executive’s Normal Retirement Date. The benefit shall be paid to the Executive for fifteen (15) years.

2.3	Benefits on account of a Special Event occurring before Normal Retirement Age. In the event of a Change of Control; an involuntary Termination of Employment by the Company or Corporation without Cause; or a resignation by the Executive for Good Reason, in any such event prior to Normal Retirement Age, the Company shall pay to the Executive the benefit described in this Section 2.3 in lieu of any other benefit under this Article.

2.3.1	Amount of Benefit. The annual retirement benefit under this Section 2.3 is the Special Event Benefit set forth on Schedule A for the Plan Year during which the Change of Control; involuntary Termination of Employment by the Company or Corporation without Cause; or resignation by the Executive for Good Reason occurs, as applicable. This benefit is determined by vesting the Executive in one hundred percent (100%) of the Projected Benefit.

2.3.2	Payment of Benefit. The Company shall pay the annual retirement benefit to the Executive in twelve (12) equal monthly installments commencing the first day of the month following the Executive’s attainment of his Normal Retirement Date. The benefit shall be paid to the Executive for fifteen (15) years.

2.4	Disability Benefit. Upon Termination of Employment due to Disability prior to Normal Retirement Age, the Company shall pay to the Executive the annual retirement benefit described in this Section 2.4 in lieu of any other benefit under this Article.

2.4.1	Amount of Benefit. The annual retirement benefit under this Section 2.4 is the Disability Benefit set forth on Schedule A for the Plan Year during which the Termination of Employment occurs. This benefit is determined by vesting the Executive in one hundred percent (100%) of the Accrual Balance.

2.4.2	Payment of Benefit. The Company shall pay the annual retirement benefit to the Executive in one hundred eighty (180) equal monthly installments commencing with first day of the month following the Executive’s attainment of Normal Retirement Age.

2.5	No Other Early Termination Benefit. Upon any other Termination of Employment prior to Normal Retirement Age, including a Termination of Employment with Cause, but other than any Termination of Employment described in Section 2.2, 2.3 or 2.4 above, the Company shall not pay any benefits to the Executive.

First Security Group, Inc. and

FSGBANK, National Association

Salary Continuation Agreement

2.6	Certain Delays of Installment Payments. Notwithstanding any other provision of Article 2, if the Company determines that the Executive is a “key employee,” as defined in Section 409A(a)(2)(B)(i) of the Code and any subsequent regulatory guidance issued under Section 409A, at the time the Executive’s benefits become payable, any installments that would otherwise become due and payable pursuant to the preceding provisions of this Article 2 within six (6) months following Termination of Employment shall be delayed and paid in an aggregate lump sum amount as soon as practicable following the expiration of six (6) months from the Executive’s Termination of Employment; provided, however, that in the event of the Executive’s death during this period of delay, the benefits shall be payable in accordance with Section 3.3.

Article 3

Death Benefits

3.1	Death During Active Service. If the Executive dies while in the active service of the Company, the Company shall pay to the Beneficiary the benefit described in this Section 3.1. This benefit shall be paid in lieu of any benefits under Article 2.

3.1.1	Amount of Benefit. The benefit under this Section 3.1 is the Death Benefit set forth on Schedule A for the Plan Year in which the Executive dies. This benefit is determined by vesting the Executive’s Beneficiary in one hundred percent (100%) of the Projected Benefit.

3.1.2	Payment of Benefit. The Company shall pay the Death Benefit to the Executive’s Beneficiary in twelve (12) equal monthly installments commencing the first day of the month following the Executive’s death. The benefit shall be paid to the Executive’s Beneficiary for fifteen (15) years.

3.2	Death During Payment of a Benefit. If the Executive dies after any benefit payments have commenced under Article 2 of this Agreement but before receiving all such payments, the Company shall pay the remaining benefits to the Beneficiary at the same time and in the same amounts they would have been paid to the Executive had the Executive survived.

3.3	Death After Termination of Employment But Before Payment of a Benefit Commences. If the Executive is entitled to any benefit payments under Article 2 of this Agreement, but dies prior to the commencement of said benefit payments, the Company shall pay the same benefit payments to the Beneficiary that the Executive was entitled to prior to death except that the benefit payments shall commence on the first day of the month following the date of the Executive’s death.

3.4	No Other Death Benefits. If the Executive dies under any circumstances other than those described in the foregoing provisions of this Article 3, then no benefit payments of any kind will be payable to the Executive’s Beneficiary under this Agreement.

First Security Group, Inc. and

FSGBANK, National Association

Salary Continuation Agreement

Article 4

Beneficiaries

4.1	Beneficiary Designation. The Executive shall have the right, at any time, to designate a Beneficiary(ies) to receive any benefits payable under this Agreement upon the death of the Executive. The Beneficiary designated under this Agreement may be the same as or different from the beneficiary designation under any other benefit plan of the Company in which the Executive participates.

4.2	Beneficiary Designation Change. The Executive shall designate a Beneficiary by completing and signing the Beneficiary Designation Form, and delivering it to the Plan Administrator or its designated agent. The Executive’s Beneficiary designation shall be deemed automatically revoked if the Beneficiary predeceases the Executive or if the Executive names a spouse as Beneficiary and the marriage is subsequently dissolved. The Executive shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Plan Administrator’s rules and procedures, as in effect from time to time. Upon the acceptance by the Plan Administrator of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be cancelled. The Plan Administrator shall be entitled to rely on the last Beneficiary Designation Form filed by the Executive and accepted by the Plan Administrator prior to the Executive’s death.

4.3	Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received, accepted and acknowledged in writing by the Plan Administrator or its designated agent.

4.4	No Beneficiary Designation. If the Executive dies without a valid beneficiary designation, or if all designated Beneficiaries predecease the Executive, then the Executive’s spouse shall be the designated Beneficiary. If the Executive has no surviving spouse, the benefits shall be paid to the personal representative of the Executive’s estate.

4.5	Facility of Payment. If the Plan Administrator determines in its discretion that a benefit is to be paid to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of that person’s property, the Plan Administrator may direct payment of such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Plan Administrator may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Executive and the Executive’s Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Agreement for such payment amount.

First Security Group, Inc. and

FSGBANK, National Association

Salary Continuation Agreement

Article 5

General Limitations

5.1	Suicide or Misstatement. Notwithstanding any other provisions of this Agreement to the contrary, the Company shall not pay any benefit under this Agreement (a) if the Executive commits suicide within two years after the Effective Date; or (b) if the Executive has made any material misstatement of fact on any application for life insurance owned by the Company on the Executive’s life.

5.2	Covenant not to Compete/Non-Solicitation/Confidential Information. If the Executive is bound by any covenant of non-competition, non-solicitation or non-disclosure of confidential information under any written agreement entered into between the Company and/or the Corporation and the Company determines that the Executive is in breach of any such covenant at the time any benefits are payable under this Agreement, then the Company’s obligation to pay, or to continue to pay, any benefits under this Agreement shall cease as of the date of such determination.

Article 6

Claims and Review Procedures

6.1	Claims Procedure. An Executive or Beneficiary (“claimant”) who has not received benefits under the Agreement that he or she believes should be paid shall make a claim for such benefits as follows:

6.1.1	Initiation – Written Claim. The claimant initiates a claim by submitting to the Plan Administrator a written claim for the benefits.

6.1.2	Timing of Plan Administrator Response. The Plan Administrator shall respond to such claimant within 90 days (45 days with respect to a claim for benefits due to the claimant’s Disability) after receiving the claim. If the Plan Administrator determines that special circumstances require additional time for processing the claim, the Plan Administrator can extend the response period by an additional 90 days (30 days with respect to a claim for benefits due to a claimant’s Disability) by notifying the claimant in writing, prior to the end of the initial 90-day period or 45-day period, as applicable, that an additional period is required. With respect to a claim for benefits due to the claimant’s Disability, an additional extension of up to 30 days beyond the initial 30-day extension period may be required for processing. In such event, written notice of the extension shall be furnished to the claimant with the initial 30-day extension period. Any notice of extension must set forth the special circumstances requiring the extension of time and the date by which the Plan Administrator expects to render its decision.

6.1.3	Notice of Decision. If the Plan Administrator denies part or all of the claim, the Plan Administrator shall notify the claimant in writing of such denial. The Plan

First Security Group, Inc. and

FSGBANK, National Association

Salary Continuation Agreement

Administrator shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

(a) The specific reasons for the denial;

(b) A reference to the specific provisions of the Agreement on which the denial is based;

(c) A description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed;

(d) An explanation of the Agreement’s review procedures and the time limits applicable to such procedures;

(e) A statement of the claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review;

(f) In the case of a claim for benefits due to a claimant’s Disability, if an internal rule, guideline, protocol or other similar criterion is relied upon in making the adverse determination, either the specific rule, guideline, protocol or other similar criterion; or a statement that such rule, guideline, protocol or other similar criterion was relied upon in making the decision and that a copy of such rule, guideline, protocol or other similar criterion will be provided free of charge upon request; and

(g) In the case of a claim for benefits due to a claimant’s Disability, if a denial of the claim is based on a medical necessity or experimental treatment or similar exclusion or limit, an explanation of the scientific or clinical judgment for the denial, an explanation applying the terms of the Agreement to the claimant’s medical circumstances or a statement that such explanation will be provided free of charge upon request.

6.2	Review Procedure. If the Plan Administrator denies part or all of the claim, the claimant shall have the opportunity for a full and fair review by the Plan Administrator of the denial, as follows:

6.2.1	Initiation – Written Request. To initiate the review, the claimant, within 60 days (180 days with respect to a claim for benefits due to a claimant’s Disability) after receiving the Plan Administrator’s notice of denial, must file with the Plan Administrator a written request for review (or the Appeals Fiduciary, as described in Section 6.3 hereof) with respect to a claim for benefits due to a claimant’s Disability) a written request for review. With respect to a claim for Disability benefits, in deciding an appeal of any denial based in whole or in part on a medical judgment (including determinations with regard to whether a particular treatment, drug, or other item is experimental, investigational, or not medically necessary or appropriate), the Appeals Fiduciary shall:

(a) consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment; and

(b) identify the medical and vocational experts whose advice was obtained on behalf of the Plan Administrator in connection with the denial without regard to

First Security Group, Inc. and

FSGBANK, National Association

Salary Continuation Agreement

whether the advice was relied upon in making the determination to deny the claim.

Notwithstanding the foregoing, the health care professional consulted pursuant to this Subsection 6.2.1 shall be an individual who was not consulted with respect to the initial denial of the claim that is the subject of the appeal or a subordinate of such individual.

6.2.2	Additional Submissions – Information Access. The claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Plan Administrator or Appeals Fiduciary, as applicable, shall also provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant’s claim for benefits.

6.2.3	Considerations on Review. In considering the review, the Plan Administrator shall take into account all materials and information the claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

6.2.4	Timing of Plan Administrator Response. The Plan Administrator shall respond in writing to such claimant within 60 days (45 days with respect to a claim for benefits due to the claimant’s Disability) after receiving the request for review. If the Plan Administrator or Appeals Fiduciary, as applicable, determines that special circumstances require additional time for processing the claim, the Plan Administrator or the Appeals Fiduciary, as applicable, can extend the response period by an additional 60 days (45 days with respect to a claim for benefits due to the claimant’s Disability) by notifying the claimant in writing, prior to the end of the initial 60-day period or 45-day period, as applicable, that an additional period is required. The notice of extension must set forth the special circumstances requiring the extension time and the date by which the Plan Administrator or Appeals Fiduciary, as applicable, expects to render its decision.

6.2.5

Hearing. Upon receiving the claimant’s written request for review pursuant to this Section 6.2, the Plan Administrator or the Appeals Fiduciary, as applicable, may schedule a hearing for purposes of reviewing the claimant’s claim, which hearing shall take place not more than thirty (30) days from the date on which the Plan Administrator or the Appeals Fiduciary received such written request for review. All claimants requesting a review of the decision denying their claim for benefits may employ counsel for purposes of the hearing. At least ten (10) days prior to the scheduled hearing, the claimant and his representative designated in writing by him, if any, shall receive written notice of the date, time, and place of such scheduled hearing. The claimant or his representative, if any, may request

First Security Group, Inc. and

FSGBANK, National Association

Salary Continuation Agreement

that the hearing be rescheduled, for his convenience, on another reasonable date or at another reasonable time or place.

6.2.6	Notice of Decision. The Plan Administrator shall notify the claimant in writing of its decision on review. The Plan Administrator shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

(a) The specific reasons for the denial;

(b) A reference to the specific provisions of the Agreement on which the denial is based;

(c) A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant’s claim for benefits;

(d) A statement of the claimant’s right to bring a civil action under ERISA Section 502(a);

(e) In the case of a claim for benefits due to a claimant’s Disability, if an internal rule, guideline, protocol or other similar criterion is relied upon in making the adverse determination, either the specific rule, guideline, protocol or other similar criterion; or a statement that such rule, guideline, protocol or other similar criterion was relied upon in making the decision and that a copy of such rule, guideline, protocol or other similar criterion will be provided free of charge upon request; and

(f) In the case of a claim for benefits due to a claimant’s Disability, if a denial of the claim is based on a medical necessity or experimental treatment or similar exclusion or limit, an explanation of the scientific or clinical judgment for the denial, an explanation applying the terms of the Agreement to the claimant’s medical circumstances or a statement that such explanation will be provided free of charge upon request.

6.3	Appeals Fiduciary. For purposes of this Section 6, the Appeals Fiduciary means an individual or group of individuals appointed to review appeals of claims for benefits payable due to a claimant’s Disability. The Plan Administrator shall appoint an Appeals Fiduciary. The Appeals Fiduciary shall be required to review claims for benefits payable due to a claimant’s Disability that are initially denied by the Plan Administrator and for which the claimant requests a full and fair review pursuant to this Section 6. The Appeals Fiduciary may not be the individual who made the initial adverse determination with respect to any claim he reviews and may not be a subordinate of any individual who made the initial adverse determination. The Appeals Fiduciary may be removed in the same manner in which appointed or may resign at any time by written notice of resignation to the Plan Administrator. Upon such removal or resignation, the Plan Administrator shall appoint a successor.

First Security Group, Inc. and

FSGBANK, National Association

Salary Continuation Agreement

Article 7

Amendments and Termination

This Agreement may be amended or terminated only by a written agreement signed by the Company, the Corporation, and the Executive; provided, however, that no such amendment or termination shall have the effect of accelerating the time or schedule of any benefit payment due under this Agreement.

Article 8

Administration of Agreement

8.1	Plan Administrator Duties. This Agreement shall be administered by a Plan Administrator which shall consist of the Board, or such committee or person(s) as the Board shall appoint. The Executive may be a member of the Plan Administrator. The Plan Administrator shall also have the discretion and authority to (i) make, amend, interpret and enforce all appropriate rules and regulations for the administration of this Agreement and (ii) decide or resolve any and all questions including interpretations of this Agreement, as may arise in connection with the Agreement.

8.2	Agents. In the administration of this Agreement, the Plan Administrator may employ agents and delegate to them such administrative duties as it sees fit, (including acting through a duly appointed representative), and may from time to time consult with counsel who may be counsel to the Company.

8.3	Binding Effect of Decisions. The decision or action of the Plan Administrator with respect to any question arising out of or in connection with the administration, interpretation and application of the Agreement and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Agreement. No Executive or Beneficiary shall be deemed to have any right, vested or nonvested, regarding the continued use of any previously adopted assumptions, including but not limited to the Discount Rate.

8.4	Indemnity of Plan Administrator. The Company shall indemnify and hold harmless the members of the Plan Administrator against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Agreement, except in the case of willful misconduct by the Plan Administrator or any of its members.

8.5	Company Information. To enable the Plan Administrator to perform its functions, the Company shall supply full and timely information to the Plan Administrator on all matters relating to the date and circumstances of the retirement, Disability, death, or Termination of Employment of the Executive, and such other pertinent information as the Plan Administrator may reasonably require.

First Security Group, Inc. and

FSGBANK, National Association

Salary Continuation Agreement

8.6	Annual Statement. The Plan Administrator shall provide to the Executive, within 120 days after the end of each Plan Year, a statement setting forth the benefits payable under this Agreement.

Article 9

Miscellaneous

9.1	Binding Effect. This Agreement shall bind the Executive, the Company, and the Corporation, and their beneficiaries, survivors, executors, successors, administrators and transferees.

9.2	No Guarantee of Employment. This Agreement is not an employment policy or contract. It does not give the Executive the right to remain an employee of the Company or the Corporation, nor does it interfere with the Company’s or the Corporation’s right to discharge the Executive. It also does not require the Executive to remain an employee nor interfere with the Executive’s right to terminate employment at any time.

9.3	Non-Transferability. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

9.4	Tax Withholding. The Company shall withhold any taxes that, in its reasonable judgment, are required to be withheld from the benefits provided under this Agreement. To the extent withholding tax obligations may be required prior to any benefit payment, such withholdings may be subtracted from other wages then payable to the Executive or, if other wages are not so reduced, the Company will reduce the benefit amounts by a like amount as and when they become payable to Executive. The Executive acknowledges that the Company’s sole liability regarding taxes is to forward any amounts withheld to the appropriate taxing authority(ies).

9.5	Applicable Law. The Agreement and all rights hereunder shall be governed by the laws of the State of Tennessee, except to the extent preempted by the laws of the United States of America.

9.6	Unfunded Arrangement. The Executive and Beneficiary are general unsecured creditors of the Company for the payment of benefits under this Agreement. The benefits represent the mere promise by the Company to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Executive’s life is a general asset of the Company to which the Executive and Beneficiary have no preferred or secured claim.

9.7	Entire Agreement. This Agreement constitutes the entire agreement between the Company, the Corporation, and the Executive as to the subject matter hereof. No rights are granted to the Executive by virtue of this Agreement other than those specifically set forth herein.

First Security Group, Inc. and

FSGBANK, National Association

Salary Continuation Agreement

9.8	Interpretation. Wherever the fulfillment of the intent and purpose of this Agreement requires, and the context will permit, the use of the masculine gender includes the feminine and use of the singular includes the plural.

9.9	Alternative Action. In the event it shall become impossible for the Company or the Plan Administrator to perform any act required by this Agreement, the Company, Corporation, or Plan Administrator may in its discretion perform such alternative act as most nearly carries out the intent and purpose of this Agreement and is in the best interests of the Company.

9.10	Headings. Article and section headings are for convenient reference only and shall not control or affect the meaning or construction of any of the Agreement’s provisions.

9.11	Validity. In case any provision of this Agreement shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Agreement shall be construed and enforced as if such illegal and invalid provision has never been inserted herein.

9.12	Notice. Any notice or filing required or permitted to be given to the Company or Plan Administrator under this Agreement shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

817 Broad Street

Chattanooga, TN 37402

Attn: Secretary

Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

Any notice or filing required or permitted to be given to the Executive under this Agreement shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Executive as reflected by the records of the Company.

First Security Group, Inc. and

FSGBANK, National Association

Salary Continuation Agreement

IN WITNESS WHEREOF, the Executive and a duly authorized representative of the Company and the Corporation have signed this Agreement.

EXECUTIVE:	COMPANY:

FSGBANK, National Association

By
Rodger B. Holley
Title

CORPORATION:

First Security Group, Inc.

By

Title

First Security Group, Inc. and

FSGBANK, National Association

Salary Continuation Agreement

BENEFICIARY DESIGNATION FORM

I, Rodger B. Holley, designate the following as beneficiary of benefits under the Agreement payable following my death:

Primary:
___________________________________________________________________________	_____	%
___________________________________________________________________________	_____	%
Contingent:
___________________________________________________________________________	_____	%
___________________________________________________________________________	_____	%

Notes:

•	Please PRINT CLEARLY or TYPE the names of the beneficiaries.

•	To name a trust as beneficiary, please provide the name of the trustee(s) and the exact name and date of the trust agreement.

•	To name your estate as beneficiary, please write “Estate of _[your name]_”.

•	Be aware that none of the contingent beneficiaries will receive anything unless ALL of the primary beneficiaries predecease you.

I understand that I may change these beneficiary designations by delivering a new written designation to the Plan Administrator, which shall be effective only upon receipt and acknowledgment by the Plan Administrator prior to my death. I further understand that the designations will be automatically revoked if the beneficiary predeceases me, or, if I have named my spouse as beneficiary and our marriage is subsequently dissolved.

Name:

Signature:                                            Date:

Received and approved by the Plan Administrator this          day of                     , 2

By:

Title: